Exhibit 3.3

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

05/18/2020

Work Order Item Number:	W2020051800449 - 578381
Filing Number:	20200668471
Filing Type:	Withdrawal of Designation
Filing Date/Time:	05/18/2020 09:47:16 AM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: C5815-1986

Entity Name: AMERICAN INTERNATIONAL HOLDINGS CORP.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
REGISTERED AGENTS INC.
401 RYLAND ST STE 200-A, Reno, NV 89502, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

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Commercial Recording Division
202 N. Carson Street

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C5815-1986
Barbara K. Cegavske	Filing Number 20200668471
Secretary of State State Of Nevada	Filed On 05/18/2020 09:47:16 AM
	Number of Pages 3

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☐ Certificate of Amendment to Designation - After Issuance of Class or Series

☑ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: AMERICAN INTERNATIONAL HOLDINGS CORP. Entity or Nevada Business Identification Number (NVID): NV19861015635
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Certificate of Designation Date of Designation: 09/20/2007 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Jacob Cohen Signature of Officer Date: 05/18/2020

This form must be accompanied by appropriate fees.

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UNANIMOUS WRITTEN CONSENT TO ACTION WITHOUT MEETING

OF

THE BOARD OF DIRECTORS OF

AMERICAN INTERNATIONAL HOLDINGS CORP.

Pursuant to Section 78.315 of the Nevada Revised Statutes (the “NRS”), which authorizes the taking of action by the unanimous written consent of the Board of Directors of a Nevada corporation, without a meeting, the undersigned, being all of the members of the Board of Directors (the “Directors” or the “Board”) of American International Holdings Corp., a Nevada corporation (the “Company”), hereby acknowledge the following statements, give their unanimous written consent and take the following actions pursuant to this unanimous written consent to action without meeting (the “Consent”):

Withdrawal of Series C Preferred Stock

WHEREAS, there are no shares of the Company’s Series C Convertible Preferred Stock issued or outstanding (the “Series C Preferred”);

WHEREAS, the Series C Preferred were established by the filing of a Certificate of Designation with the Secretary of State of Nevada on September 20, 2007) (the “Designation”); and

WHEREAS, the Board believes that it is in the best interests of the Company to authorize and approve the filing of a Certificate of Withdrawal with the Secretary of State of Nevada to affect the withdrawal and termination of the Designation (the “Certificate of Withdrawal”).

NOW THEREFORE BE IT RESOLVED THAT, the withdrawal of the Designation and the filing of the Certificate of Withdrawal with the Secretary of State of Nevada, are hereby approved, confirmed, ratified and acknowledged by the Board; and it is further

Closing Resolutions

RESOLVED, that each officer of the Company be and hereby is authorized, empowered and directed to execute and deliver, in the name of and on behalf of the Company, any and all documents, and to perform any and all acts necessary to reflect the Directors’ approval and ratification of the resolutions set forth above; and it is further

RESOLVED, that this Consent may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which taken together will constitute one and the same instrument. Any electronic signature of a signatory to this Consent is intended to authenticate such writing and shall be as valid, and have the same force and effect as a manual signature.

Page 1 of 2 American International Holdings Corp. Minutes Approving Series C Preferred Stock Withdrawal May 2020

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of American International Holdings Corp., do hereby execute this consent the 15th day of May 2020, to be effective as of the same date.

DIRECTORS:

/s/ Jacob D. Cohen
Jacob D. Cohen
Director

/s/ Esteban Alexander
Esteban Alexander
Director

/s/ Alan Hernandez
Alan Hernandez
Director

Page 2 of 2 American International Holdings Corp. Minutes Approving Series C Preferred Stock Withdrawal May 2020